UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2011

XL GROUP
Public Limited Company
(Exact name of registrant as specified in its charter)

Ireland	1-10804	98-0665416

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 1 Hatch Street Upper, 4th Floor, Dublin, Ireland	2

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +353 (1) 405-2033

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 30, 2011, XL Group Ltd. (“XL-Cayman”), a wholly-owned subsidiary of XL Group plc (“XL”), completed the sale of $400 million aggregate principal amount of its 5.75% senior notes due 2021 (the “Senior Notes”) at the issue price of 100% of the principal amount. The Senior Notes are fully and unconditionally guaranteed by XL. XL-Cayman received net proceeds of approximately $396.4 million from the offering.

The Senior Notes were sold pursuant to an underwriting agreement (the “Underwriting Agreement”) dated September 27, 2011 among XL, XL-Cayman and Wells Fargo Securities, LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein. The Underwriting Agreement contains customary representations, warranties and agreements of XL-Cayman and XL, conditions to the closing, indemnification rights and obligations of the parties and termination provisions. The Senior Notes were issued pursuant to an Indenture, which XL-Cayman, as Issuer, and XL, as Guarantor, entered into with Wells Fargo Bank, National Association, as Trustee, on September 30, 2011 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, which XL-Cayman and XL entered into with Wells Fargo Bank, National Association, as Trustee, on September 30, 2011 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

The Senior Notes bear interest at a rate of 5.75% per annum, payable semiannually, beginning on April 1, 2012 and mature on October 1, 2021. Upon the occurrence of an Event of Default (as defined in the Indenture), all unpaid principal of and accrued interest and additional amounts, if any, on the Senior Notes then outstanding will become due and payable immediately without any declaration or other act on the part of the trustee or the holders of any Senior Notes. XL-Cayman may redeem the Senior Notes, in whole or part, from time to time pursuant to the terms of the Indenture.

The Senior Notes were offered and sold pursuant to XL’s automatic shelf registration statement, as defined in Rule 405 of the Securities Act of 1933, as amended, on Form S-3 ASR (File Number 333-155777), originally filed with the Securities and Exchange Commission on November 28, 2008, as supplemented by the final prospectus supplement dated September 27, 2011.

The foregoing descriptions of the Underwriting Agreement, the Senior Notes and the Indenture do not purport to be complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement, the Senior Note and the Indenture, each of which is filed as an exhibit hereto and is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 27, 2011, among XL Group plc, XL Group Ltd. and Wells Fargo Securities, LLC and Morgan Stanley & Co. LLC, as representatives of the underwriters named therein.

4.1	Indenture, dated September 30, 2011, among XL Group plc, XL Group Ltd. and

Wells Fargo Bank, National Association, as Trustee.

4.2	First Supplemental Indenture, dated September 30, 2011 to the Indenture dated September 30, 2011 among XL Group plc, XL Group Ltd. and Wells Fargo Bank, National Association, as Trustee.

4.3	Form of 5.75% Senior Note due 2021, incorporated by reference to exhibit 4.2 hereto.

5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP.

5.2	Opinion of Maples and Calder.

5.3	Opinion of A&L Goodbody.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2011

XL Group plc
(Registrant)

By:	/s/ Kirstin R. Gould

Name: Kirstin R. Gould
Title: General Counsel & Secretary